Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS TO THE COMPANY’S REGISTRATION STATEMENTS ON FORM S-8

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (333-112569), the Registration Statement on Form S-8 (333-177179) and the Registration Statement on Form S-8 (333-182351) of Ambient Corporation of our report dated March 6, 2012 except for Notes 2, 3, 7, 8, 10, and 11 as to which the date is September 24, 2012 relating to the 2011 financial statements which appear in this Annual Report on Form 10-K.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Certified Public Accountants
Saddle Brook, NJ
March 11, 2013